EXHIBIT 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 1, 2024 (the “First Amendment Effective Date”), is entered into by and among Bandwidth Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

RECITALS

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent entered into that certain Credit Agreement, dated as of August 1, 2023 (as amended, restated, modified, supplemented or extended from time to time prior to the First Amendment Effective Date, the “Credit Agreement”);

WHEREAS, the Borrower has requested an increase of $50,000,000 in the Aggregate Revolving Commitments (the “Additional Revolving Commitments”), and the Increasing Lenders (as defined below) have agreed to provide such Additional Revolving Commitments on the terms, and subject to the conditions, set forth in this Amendment;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to give effect to the Additional Revolving Commitments and to make certain other modifications to the terms and provisions thereof, as more particularly described in Section 3 below; and

WHEREAS, the Lenders have agreed to make such amendments and other modifications to the terms and provisions of the Credit Agreement, on the terms, and subject to the conditions, set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Introductory Paragraph and Recitals; Definitions. The above introductory paragraph and recitals of this Amendment are incorporated herein by reference as if fully set forth herein. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended by this Amendment or as in effect immediately prior to the effectiveness of this Amendment, as the context may require).

2.    Additional Revolving Commitments and Master Reallocation.

(a)    The Lenders identified on Schedule A attached hereto (such Lenders, the “Increasing Lenders”) agree to provide the Additional Revolving Commitments on the First Amendment Effective Date such that (x) each Increasing Lender’s Additional Revolving Commitment shall be the amount set forth opposite such Lender’s name on Schedule A attached hereto and (y) each Lender’s Revolving Commitment after giving effect to this Amendment shall be the amount set forth opposite such Lender’s name on Schedule 2.01 attached hereto. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein or in the Credit Agreement, (i) the Additional Revolving Commitments shall be deemed to be “Revolving Commitments” as defined in the Credit Agreement for all purposes of the Credit Agreement and the other Loan Documents, having the same terms and provisions as those applicable to the existing Revolving Commitments and (ii) the Additional Revolving Commitments shall not constitute “Incremental Revolving Commitments” as defined in the Credit Agreement. Upon the effectiveness of this Amendment, the amount of the Aggregate Revolving Commitments shall be $100,000,000.
(b)    After giving effect to this Amendment, the Revolving Commitment of each Lender shall be deemed to be as set forth on Schedule 2.01 attached hereto, with a reallocation of Revolving Loans outstanding under the Revolving Commitments as they existed immediately prior to the First Amendment Effective Date occurring automatically to the extent necessary such that, after giving effect to such reallocation, each Lender will hold its Applicable Percentage of the outstanding Revolving Loans. The parties hereto agree that the Loan Parties, the Lenders and the Administrative Agent shall give effect to such reallocations, if any, pursuant to the terms of this Amendment without the necessity of any Assignment and Assumption or any other action of any Person to effectuate such reallocation. Each Lender with a Revolving Commitment agrees to make such Revolving Loans as may be requested by the Administrative Agent to give effect to the reallocation, if any, under this clause (b). For the avoidance of doubt, all assignments made pursuant to this clause (b), if any, shall not be subject to the requirements set forth in Section 11.06 of the Credit Agreement.
(c)    To the extent that any transaction contemplated by Section 2 of this Amendment would require (i) delivery by the Borrower of a Loan Notice pursuant to Section 2.02(a) of the Credit Agreement or a Notice of Loan Prepayment pursuant to Section 2.05(a)(i) of the Credit Agreement, (ii) compliance with the minimum amounts set forth in Section 2.02(a) of the Credit Agreement and/or (iii) compliance with the timing requirements set forth in Section 2.02(a) of the Credit Agreement, the Administrative Agent and the Lenders hereby waive all such requirements. This waiver is a one-time waiver and shall not be construed to be a waiver of, or in any way obligate the Administrative Agent or any Lender to waive, Section 2.02(a) or 2.05(a)(i) of the Credit Agreement in any other circumstance.
(d)    Each Lender hereby waives the application of Section 3.05 of the Credit Agreement with respect to any prepayment (or deemed prepayment) that occurs in connection with the reallocation contemplated by Section 2(b) to occur on the First Amendment Effective Date. This waiver is a one-time waiver and shall not be construed to be a waiver of, or in any way obligate any Lender to waive, compensation otherwise payable to such Lender under Section 3.05 of the Credit Agreement in any other circumstance.
(e)    With respect to any Revolving Loan that is outstanding immediately prior to the effectiveness of this Amendment and is a Term SOFR Loan, to the extent any new Revolving Loan is made or deemed made on the First Amendment Effective Date as a result of the operation of this Section 2, such new Revolving Loan shall be made as a Term SOFR Loan with an interest period ending on the same date as the last day of the interest period of such outstanding Term SOFR Loan as in effect immediately prior to giving effect to this Amendment.
3.    Amendments to Credit Agreement.

    (a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order to read, in their respective entireties, as follows:

    “First Amendment Effective Date” means May 1, 2024.

    “First Amendment Fee Letter” means that certain letter agreement, dated as of April 30, 2024, by and among the Borrower, the Administrative Agent and BofA Securities, Inc. (which amended and restated that certain letter agreement, dated as of April 23, 2024, between the same parties).

    (b)    The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended and restated to read, in its entirety, as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments on the First Amendment Effective Date is One-Hundred Million Dollars ($100,000,000) (as increased on the First Amendment Effective Date from Fifty Million Dollars ($50,000,000)).
    (c)    The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “the Fee Letter and any amendments” with the text “the Fee Letter, the First Amendment Fee Letter and any amendments”.

    (d)    The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “August 1, 2028” with the date “May 1, 2029”.

    (e)    The definition of “Swingline Sublimit” in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount “$5,000,000” with the amount “$10,000,000”.

    (f)    Section 6.12 of the Credit Agreement is hereby amended and restated to read, in its entirety, as follows:

        6.12    Use of Proceeds.

     Use the proceeds of the Credit Extensions for ongoing working capital, for other general corporate purposes, to fund transactions (including Permitted Acquisitions) and to make payments and prepayments with respect to any Permitted Convertible Indebtedness to the extent permitted pursuant to Section 7.10(b), in each case, not in contravention of any Law or of any Loan Document; provided, that, (a) the Borrower and its Subsidiaries shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, (b) the Borrower and its Subsidiaries shall not, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions and (c) the Borrower and its Subsidiaries shall not, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject or target of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

    (g)    Section 7.01(b) of the Credit Agreement is hereby amended by replacing the amount “$75,000,000” with the amount “$82,500,000”.
    (h)    Section 7.06(c) of the Credit Agreement is hereby amended by replacing the amount “$75,000,000” with the amount “$82,500,000”.
    (i)    Section 7.06(j) of the Credit Agreement is hereby amended by replacing the amount “$75,000,000” with the amount “$82,500,000”.
    (j)    Section 7.08(j) of the Credit Agreement is hereby amended by replacing the amount “$75,000,000” with the amount “$82,500,000”.
    (k)    Section 7.08(o)(viii) of the Credit Agreement is hereby amended by replacing the amount “$75,000,000” with the amount “$82,500,000”.
    (l)    Section 7.10(b) of the Credit Agreement is hereby amended by replacing the amount “$75,000,000” with the amount “$82,500,000”.
    (m)    Section 11.01(b)(iv) of the Credit Agreement is hereby amended and restated to read, in its entirety, as follows:

    (iv)    the Fee Letter and the First Amendment Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, as applicable.

    (n)    Schedule 2.01 of the Credit Agreement is hereby amended and restated to read, in its entirety, in the form of Schedule 2.01 attached hereto.

4.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)    Execution of Amendment. The Administrative Agent shall have received counterparts of this Amendment properly executed by a Responsible Officer of the signing Loan Party, by each Increasing Lender and by each Lender.
(b)    Organization Documents; Resolutions, Etc. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party, dated as of the First Amendment Effective Date, certifying (i) that there has been no change to the Organization Documents of such Loan Party since the Closing Date (except as may be detailed in such certificate, and, in the event of any such change(s), such certificate shall attach a copy of such changed Organization Document(s) (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date acceptable to the Administrative Agent by such Governmental Authority)), (ii) as to the resolutions of the governing body of such Loan Party and (iii) if the Administrative Agent has not already received an incumbency (including specimen signatures) of the Responsible Officers of such Loan Party, as to the incumbency (including specimen signatures) of the Responsible Officers of such Loan Party. The Administrative Agent shall also have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(c)    UCC Searches. The Administrative Agent shall have received copies of UCC lien search results in form and substance reasonably satisfactory to the Administrative Agent in the jurisdiction of incorporation or formation, as the case may be, of each Loan Party, indicating that there are no Liens on any of the Collateral other than Liens permitted to continue in existence after the First Amendment Effective Date pursuant to Section 7.03 of the Credit Agreement.
(d)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the transactions contemplated hereby.
(e)    Consents. The Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the entering into of this Amendment have been obtained, and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse condition on the Borrower and its Subsidiaries, or that could seek or threaten any of the foregoing.
(f)    KYC Information; Beneficial Ownership. (i) Upon the reasonable request of any Lender at least seven (7) Business Days prior to the First Amendment Effective Date, the Loan Parties shall have provided to such Lender at least three (3) Business Days prior to the First Amendment Effective Date the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and (ii) at least three (3) Business Days prior to the First Amendment Effective Date, to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to it.
    (g)    Fees and Expenses. The Administrative Agent, the Arrangers and the Lenders shall have received all fees, if any, owing pursuant to the First Amendment Fee Letter or Section 2.09 of the Credit Agreement and required to be paid on or prior to the First Amendment Effective Date, and all reasonable and reasonably documented out-of-pocket fees and expenses to the extent invoiced to the Loan Parties at least two (2) Business Days prior to the First Amendment Effective Date.
5.    Miscellaneous.

(a)    Each of the Loan Parties hereby (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents, (iii) agrees that (A) except to the extent expressly set forth herein, all of the terms and conditions of each of the Loan Documents to which it is party and its obligations thereunder shall remain unchanged and in full force and effect according to the terms thereof and (B) this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or any other Loan Document and (iv) affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties and agrees that this Amendment does not adversely affect or impair such Liens and security interests in any manner.

(b)    Upon the effectiveness hereof, all references to the Credit Agreement set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended hereby.

(c)    Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that (i) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) the execution, delivery and performance by such Loan Party of this Amendment is within its corporate or limited liability powers, as applicable, (iii) this Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legally valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (iv) no material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment, except for those that have been obtained or made, as applicable, and remain in full force and effect as of the First Amendment Effective Date, (v) the execution, delivery and performance by such Loan Party of this Amendment do not violate any Requirement of Law or any material Contractual Obligation of such Loan Party or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Collateral Documents), (vi) the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement and in each other Loan Document are (A) with respect to representations and warranties that contain a materiality qualification, true and correct, and (B) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case, on and as of the First Amendment Effective Date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects (or all respects, as applicable) as of such earlier date and (vii) as of the date hereof, no event has occurred and is continuing which constitutes a Default or an Event of Default and no Default or Event of Default will exist after giving effect to this Amendment.

(d)    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. The terms of Section 11.18 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(e)    This Amendment shall be deemed to be, and is, a “Loan Document”.

(f)    THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                BANDWIDTH INC.,
a Delaware corporation

By: /s/ Daryl E. Raiford
Name:    Daryl E. Raiford
Title: Chief Financial Officer

GUARANTORS:            BROADBAND, LLC,
a Delaware limited liability company

By: /s/ Daryl E. Raiford
Name:    Daryl E. Raiford
Title: Chief Financial Officer

IP SPECTRUM SOLUTIONS, LLC,
a Delaware limited liability company

By: /s/ Daryl E. Raiford
Name:    Daryl E. Raiford
Title: Chief Financial Officer

BANDWIDTH.COM CLEC, LLC,
a Delaware limited liability company

By: /s/ Daryl E. Raiford
Name:    Daryl E. Raiford
Title: Chief Financial Officer

VOXBONE US LLC,
a Delaware limited liability company

By: /s/ Daryl E. Raiford
Name:    Daryl E. Raiford
Title: Chief Financial Officer

OHANA CHILD DEVELOPMENT, LLC,
a Delaware limited liability company

By: /s/ Daryl E. Raiford
Name:    Daryl E. Raiford
Title: Chief Financial Officer

FIRST AMENDMENT TO CREDIT AGREEMENT
BANDWIDTH

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
    as Administrative Agent

By: /s/ Dianna Benner
Name: Dianna Benner
Title: Assistant Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT
BANDWIDTH

LENDERS:    BANK OF AMERICA, N.A.,
    as a Lender, Increasing Lender, L/C Issuer and Swingline Lender

By: /s/ Nathan Muller
Name: Nathan Muller
Title: Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT
BANDWIDTH

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as a Lender and Increasing Lender

By: /s/ Matt O'Brien
Name: Matt O'Brien
Title: Director
FIRST AMENDMENT TO CREDIT AGREEMENT
BANDWIDTH

SCHEDULE A

Additional Revolving Commitments

Lender	Additional Revolving Commitment
Bank of America, N.A.	$25,000,000.00
Wells Fargo Bank, National Association	$25,000,000.00
Total:	$50,000,000.00

SCHEDULE 2.01

Initial Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage (Revolving Facility)
Bank of America, N.A.	$50,000,000.00	50.000000000%
Wells Fargo Bank, National Association	$50,000,000.00	50.000000000%
Total:	$100,000,000.00	100.000000000%

Swingline Lender	Swingline Commitment
Bank of America, N.A.	$10,000,000.00